Exhibit 31.2
CERTIFICATIONS
I, David P. Franke, certify that:

1	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Reliance Bancshares, Inc. for the year ended December 31, 2011;

2
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 27, 2012

By:	/s/ David P. Franke
Name:	David P. Franke
Title:	Interim Chief Financial Officer
(Principal Financial and Accounting Officer)